Exhibit 99.1

BARE ESCENTUALS, INC. REPORTS FOURTH QUARTER FISCAL 2009 RESULTS

SAN FRANCISCO, CA (February 24, 2010) — Bare Escentuals, Inc. (Nasdaq: BARE) today announced financial results for the fourth fiscal quarter and fiscal year ended January 3, 2010.

Net sales for the fourth quarter of fiscal 2009 were $165.1 million, an increase of 12% from $147.1 million in the fourth quarter of fiscal 2008. Net income for the fourth quarter of fiscal 2009 was $39.1 million, or $0.42 per diluted share, compared to $24.6 million, or $0.26 per diluted share, in the fourth quarter of fiscal 2008. The fourth quarter of fiscal 2009 results includes net tax benefits of $5.5 million related to certain domestic production activities deductions claimed.

Net sales for the fiscal year ended January 3, 2010 which included 53 weeks, were $557.5 million compared to $556.2 million for the fiscal year ended 2008. Net income for fiscal year 2009 was $98.1 million, or $1.05 per diluted share, compared to net income of $98.0 million, or $1.05 per diluted share, for the fiscal year ended December 28, 2008.

Additional Information

As previously announced, on January 14, 2010, Bare Escentuals, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Shiseido Company, Limited, a Japanese corporation (“Parent”), and Blush Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Purchaser”). Pursuant to the terms of the Merger Agreement, and subject to the conditions therein, Purchaser agreed to commence a tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a price of $18.20 per share in cash (the “Per Share Amount”), subject to required withholding taxes and without interest. Following the consummation of the Offer, subject to certain specified conditions, Purchaser will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation. In the Merger, each outstanding Share (other than Shares with respect to which appraisal rights are properly exercised) will be converted into the right to receive the Per Share Amount. The parties have agreed that if, following completion of the Offer, Purchaser owns at least 90% of the then outstanding Shares, the Merger will be completed without a meeting of Company stockholders pursuant to Delaware’s “short form” merger statute. In furtherance thereof, Purchaser may, but is not required to, provide for a “subsequent offering period” in accordance with applicable law following the consummation of the Offer in order to seek additional Shares to facilitate the consummation of the Merger using such short form merger procedures.

Leslie Blodgett, the Company’s Chief Executive Officer, who owns approximately 6% of Bare Escentuals’ outstanding common stock, has agreed to exchange 40% of her existing common stock ownership in Bare Escentuals for a continuing interest in Bare Escentuals following completion of the tender offer. In connection with and as a condition to the Offer, Berkshire Partners LLC and certain of its affiliated entities, which collectively hold approximately 16% of Bare Escentuals’ outstanding common stock, have agreed to tender their shares into the Offer. In addition, the Company has granted to Purchaser, subject to certain conditions and limitations, an irrevocable option to purchase at the Per Share Amount an aggregate number of Shares that, when added to the number of Shares owned by Parent and Purchaser following the consummation of the Offer, constitute one share more than 90% of the Shares then outstanding, subject to there being authorized Shares available for issuance and no requirement for the approval of the Company’s stockholders (the “Top Up Option”). The Top Up Option is intended to expedite the timing of the completion of the Merger by permitting the Merger to occur pursuant to Delaware’s “short form” merger statute. A complete copy of the Merger Agreement was filed with the Securities and Exchange Commission by the Company pursuant to a Form 8-K on January 15, 2010.

This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell Shares of the Company. Holders of shares of Bare Escentuals’ common stock are urged to read the Tender Offer Statement (including the Offer to Purchase, related Letter of Transmittal and all other offer documents) and the Solicitation/Recommendation Statement because they will contain important information that holders of shares of Bare Escentuals common stock should consider before making any decision regarding tendering their securities. This press release is neither an offer to purchase, nor a solicitation of an offer to sell, any securities. The tender offer to purchase shares of Bare Escentuals common stock will be made only pursuant to a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer (the “Tender Offer Statement”), which Blush Acquisition Corporation, a wholly-owned subsidiary of Shiseido, has filed with the SEC and mailed to Bare Escentuals stockholders. Bare Escentuals has filed a Solicitation / Recommendation Statement with respect to the tender offer (the “Recommendation Statement”). Security holders of Bare Escentuals are advised to read the Tender Offer Statement and Recommendation Statement because they contain important information about the tender offer. Investors and security holders of Bare Escentuals also are advised that they may obtain free copies of the Tender Offer Statement and other documents filed by Blush Acquisition Corporation with the SEC and the Recommendation Statement and other documents filed by Bare Escentuals on the SEC’s website at http://www.sec.gov. In addition, free copies of the Tender Offer Statement and related materials may be downloaded from Shiseido’s website at:http://www.shiseido.co.jp/e/ir/ir_news/index.htm; and free copies of the Recommendation Statement and related materials may be obtained from Bare Escentuals by written request to: Bare Escentuals, Inc. Attn: Investor Relations, 71 Stevenson Street, 22nd Floor, San Francisco, CA 94105.

About Bare Escentuals, Inc.

Bare Escentuals, Inc. is one of the leading prestige cosmetic companies in the United States and an innovator in mineral-based cosmetics. The Company utilizes a distinctive marketing strategy and multi-channel distribution model to develop, market and sell cosmetics, skin care, and body care products under its bareMinerals, RareMinerals, Buxom and md formulations brands worldwide.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions. These statements include, but are not limited to, statements regarding new product offerings and strategic product, marketing and geographic expansion initiatives, future sales and financial results, the potential of our brands, our future competitive position, potential growth opportunities and prospects, and our plans and objectives for future operations. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,”

“intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements are based upon our current understandings, estimates, and projections and should not be considered a guarantee of future performance. These statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside management’s control, that could cause our actual results and the timing of events to differ materially from those anticipated in or implied by these forward-looking statements. Factors that could affect future performance or the timing of events include, but are not limited to, changes in general economic or market conditions, including the adverse effects of a challenging and potentially worsening consumer and retail environment; our dependence on sales of our mineral-based foundation; our dependence on significant customers with whom we do not have long-term purchase commitments; the highly competitive nature of the beauty industry, and the adverse consequences if we are unable to compete effectively; the possibility that we might not manage our growth effectively or sustain our growth or profitability; the possibility that we might not be able to retain key executives and other personnel and recruit additional executives and personnel; the limited experience working together of our current management group; the possibility that we might not be able to open and operate new boutiques successfully; our dependence on our suppliers to produce and deliver our products in a timely and cost-effective manner; the possibility that our media spending might not result in increased net sales or generate the levels of product and brand name awareness we desire; the possibility that we may be unable to repay or refinance our indebtedness; the outcome of recent securities class action litigation; and other risk factors detailed in our most recently filed Annual Report on Form 10-K, and any subsequently filed Quarterly Reports on Form 10-Q, which are available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:	Eric C. Wong Bare Escentuals, Inc. (415) 489-5000

Christine Gleim

ICR, Inc.

christine.gleim@icrinc.com

(310) 954-1100

BARE ESCENTUALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except percentages and per share data)

	Three months ended				Year ended
	January 3, 2010		December 28, 2008		January 3, 2010		December 28, 2008
Sales, net	$165,072	100.0%	$147,090	100.0%	$557,502	100.0%	$556,165	100.0%
Cost of goods sold	42,098	25.5	41,662	28.3	145,787	26.2	154,690	27.8

Gross profit	122,974	74.5	105,428	71.7	411,715	73.8	401,475	72.2
Expenses:
Selling, general and administrative	62,050	37.6	56,202	38.2	229,227	41.1	208,565	37.5
Depreciation and amortization	4,990	3.0	3,542	2.4	17,940	3.2	12,049	2.2
Stock-based compensation	1,304	0.8	1,223	0.9	5,566	1.0	5,636	1.0

Operating income	54,630	33.1	44,461	30.2	158,982	28.5	175,225	31.5
Interest expense	(1,691)	(1.0)	(3,698)	(2.5)	(9,446)	(1.7)	(16,539)	(2.9)
Other income, net	402	0.2	128	0.1	1,216	0.2	819	0.1

Income before provision for income taxes	53,341	32.3	40,891	27.8	150,752	27.0	159,505	28.7
Provision for income taxes	14,291	8.6	16,304	11.1	52,603	9.4	61,544	11.1

Net income	$39,050	23.7%	$24,587	16.7%	$98,149	17.6%	$97,961	17.6%

Net income per share:
Basic	$0.42		$0.27		$1.07		$1.07

Diluted	$0.42		$0.26		$1.05		$1.05

Weighted-average shares used in per share calculations:
Basic	91,962		91,542		91,851		91,408

Diluted	93,962		92,890		93,473		93,184

BARE ESCENTUALS, INC.

NET SALES BY BUSINESS SEGMENT

(in thousands, except percentages)

	Three months ended				Year ended
	January 3, 2010		December 28, 2008		January 3, 2010		December 28, 2008
North America Retail	$107,036	64.8%	$87,332	59.4%	$346,459	62.1%	$320,008	57.5%
North America Direct To Consumer	37,762	22.9	41,130	28.0	138,755	24.9	170,229	30.6
International	20,274	12.3	18,628	12.6	72,288	13.0	65,928	11.9

Sales, net	$165,072	100.0%	$147,090	100.0%	$557,502	100.0%	$556,165	100.0%

BARE ESCENTUALS, INC.

CONSOLIDATED BALANCE SHEET DATA

(in thousands)

	January 3, 2010	December 28, 2008
Cash and cash equivalents	$158,380	$47,974
Inventories	62,394	92,576
Accounts receivable, net of allowances	41,306	42,304
Total current assets	286,670	203,167
Total assets	392,205	299,781
Accounts payable	10,713	16,534
Accrued liabilities	27,167	20,260
Total current liabilities	53,337	57,063
Current portion of long-term debt	13,773	17,216
Long-term debt	210,035	223,808
Total stockholders’ equity (deficit)	$105,979	$(308)